                                                                 EXHIBIT (p)(31)

[WELLS CAPITAL MANAGEMENT LOGO]


                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING


                                  -  BE ETHICAL
                                  -  ACT PROFESSIONALLY
                                  -  IMPROVE COMPETENCY
                                  -  EXERCISE INDEPENDENT JUDGEMENT


                                  Version 12.02

                                TABLE OF CONTENTS

I    INTRODUCTION                                                                          3
        I.1 Code Of Ethics                                                                       3
        I.2 "Advisory Representative"                                                            3
        I.3 "Beneficial Ownership"                                                               3
II   PENALTIES                                                                             5
        II.1 Violations of the Code                                                              5
        II.2 Penalties                                                                           5
        II.3 Dismissal and/or Referral to Authorities                                            6
III  EMPLOYEE TRADE PROCEDURES                                                             7
        III.1 Pre-clearance                                                                      7
        III.2 Trade Reports                                                                      8
        III.3 Personal Securities Transactions-Fund managers                                     9
        III.4 Post-review                                                                       10
        III.5 Pre-Clearance and Reporting Requirements                                          10
        III.6 Confidentiality                                                                   11
        III.7 Acknowledgment of Brokerage Accounts                                              11
        III.8 Initial and Annual Holdings Report                                                11
IV   RESTRICTIONS                                                                         12
        IV.1 Restricted Securities                                                              12
        IV.2 Short-Term Trading Profits (60-Day Trading Rule)                                   14
        IV.3 Blackout Periods                                                                   14
        IV.4 Insider Trading                                                                    15
        IV.5 INDEPENDENT RESEARCH                                                         15
        IV.6 Gifts and Hospitality                                                              16
        IV.7 Directorships and Other Outside Employment                                         16
V    REGULATORY REQUIREMENTS                                                              17
        V.1 Investment Advisers Act of 1940 and Investment Company Act of 1940                  17
        V.2 Regulatory Censures                                                                 17
VI   ACKNOWLEDGMENT AND CERTIFICATION                                                     18
VII  FREQUENTLY ASKED QUESTIONS (FAQs)                                                    19

I INTRODUCTION

I.1 CODE OF ETHICS            Wells Capital Management (Wells Capital), as a
                              registered investment adviser, has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This CODE OF ETHICS AND POLICY ON
                              PERSONAL SECURITIES TRANSACTIONS AND INSIDER
                              TRADING ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the
                              Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                              In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                              Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                              As an employee, you must -
                              -    Be ethical
                              -    Act professionally
                              -    Improve competency
                              -    Exercise independent judgment

                              To avoid conflict of interest, Wells Capital employees are required to disclose to Compliance Group all pertinent information related to brokerage accounts, outside business activities, gifts received from clients/vendors and other Code related information.

I.2 "ADVISORY                 For the purposes of this Code, Wells Capital
    REPRESENTATIVE"           defines "ADVISORY REPRESENTATIVE" as any director,
                              officer or employee, who in connection with his or her regular functions or duties -
                               -   makes, participates in, or obtains
                                   information regarding the purchase or sale of a security for an advisory client, or
                               - whose functions are related to the making of any recommendations with regard to such purchases or sales.

                              Because all personnel may at some time access or obtain investment information, Wells Capital designates ALL EMPLOYEES (including independent contractors, if deemed appropriate) as "advisory representatives," and thereby subject to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

I.3 "BENEFICIAL OWNERSHIP"    Personal securities transaction reports should
                              include all accounts for which you have direct or indirect control. These include accounts over which you have any control, influence, authority, either with or without beneficial interest, whether directly or indirectly, including -
                              -    accounts of immediate family members in the
                                   same household; and
                              -    any other account, including but not limited
                                   to those of relatives and friends, over which you direct activities.

                              Direct and indirect control may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

II PENALTIES

II.1 VIOLATIONS OF THE CODE   The firm's Chief Compliance Officer will report
                              violations of the Code monthy to the President.
                              Each Advisory Representative should immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

II.2 PENALTIES                Penalties may be imposed on an Advisory
                              Representative as follows:

                              -    MINOR OFFENSES -
                                        -    First minor offense - Verbal
                                             warning;
                                        -    Second minor offense - Written
                                             notice;
                                        -    Third minor offense - $1,000.00
                                             fine to be donated to the advisory
                                             representative's charity of
                                             choice*.

                              Minor offenses include the following: failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                              -    SUBSTANTIVE OFFENSES -
                                        -    First substantive offense - Written
                                             notice;
                                        -    Second substantive offense - $1,000
                                             or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the advisory
                                             representative's charity of
                                             choice*;
                                        -    Third substantive offense - $5000
                                             fine or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the advisory
                                             representative's charity of choice*
                                             or termination of employment and/or
                                             referral to authorities.

                              Substantive offenses include the following:
                              unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts, short-term trading for profit (60-day rule).

                              The number of offenses is determined by the cumulative count over a 12 month period.

                              -    SERIOUS OFFENSES -
                                   Fund manager trading with insider information and/or "front running" a client or fund that he/she managed is considered "serious offense". Wells Capital Management will take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

                              Wells Capital may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

                               *    The fines will be made payable to the
                               Advisory Representative's charity of choice and turned over to Wells Capital, which in turn will mail the donation check on behalf of the advisory representative.

II.3 DISMISSAL AND/OR          REPEATED VIOLATIONS of the Code may result in
     REFERRAL TO AUTHORITIES   dismissal. In addition, a single flagrant
                               violation, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

                               The firm's Chief Compliance Officer will report all Code violations to Wells Fargo Mutual Funds Board quarterly.

III EMPLOYEE TRADE PROCEDURES

III.1 PRE-CLEARANCE           -    ALL ADVISORY REPRESENTATIVES in the firm must
                                   pre-clear personal securities transactions as specified in Section III.4.
                              -    All pre-clearance requests must be submitted
                                   via ELECTRONIC MAIL to WELLSCAP RISK MGT in the Global Address List. This will allow anyone in the Compliance group to pre-clear requests at all times. Responses will be sent back via electronic mail. Exceptions will be made ONLY for telephone requests from Advisory Representatives who are out of the office on business or on vacation. It is the responsibility of the Advisory Representative to ensure that Compliance receives pre-clearance requests. If it appears that E-mail is down, please contact anyone from the Compliance group directly.
                              -    AT A MINIMUM, indicate the following
                                   information on your pre-clearance request -
                                   (a)  Transaction Type: BUY or SELL
                                   (b)  SECURITY NAME(INCLUDE COUPON RATE AND
                                        MATURITY DATE FOR FIXED INCOME
                                        SECURITES) AND TICKER or CUSIP
                                   (c)  Security Type: COMMON STOCK, OPTIONS, or
                                        BONDS
                              -    Telephone requests from beneficial account
                                   holders outside the firm will be accepted.
                                   Responses to requests will be forwarded to the Advisory Representative via electronic mail.
                              -    Requests may be submitted from 7:00 AM
                                   (PACIFIC) UNTIL AN HOUR BEFORE THE MARKET
                                   CLOSES FOR THE DAY. Barring any problems with systems access (i.e., SEI, Advent/Moxy), responses will be made no more than an hour from the receipt of request.
                              -    Pre-cleared trades are VALID FOR SAME DAY
                                   TRADES ONLY. No exceptions.
                              -    Pre-clearance does not preclude the
                                   possibility of a potential conflict appearing after the execution of an employee trade.
                                   Trades will be screened for blackout
                                   violations and other conflicts, but quarter end review of each personal trade will reveal conflicts occurring after the trade is executed.
                              -    The use of the electronic mail system ensures
                                   that each report is date-stamped, and it is the responsibility of each Advisory
                                   Representative to ensure that the report has been received by Wells Capital Compliance.

                              CERTAIN PERSONAL SECURITIES TRANSACTIONS SHOULD BE REPORTED, WHETHER PRE-CLEARED OR NOT (SEE SECTION
                              III.5 FOR DETAILS).

III.2 TRADE REPORTS           -    Quarterly Trade Reports which list personal
                                   securities transactions for the quarter must be submitted by all employees NO LATER THAN
                                   THE 10TH DAY AFTER THE END OF EACH CALENDAR
                                   QUARTER. This 10-day deadline is a FEDERAL
                                   REQUIREMENT and includes weekends and
                                   holidays. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.
                              -    Quarterly Trade Reports must be submitted
                                   using the Quarterly Trade Report form to Wells Capital Compliance, either via email
                                   (to Wellscap Risk Mgt) or via MAC
                                   (A0103-101). IF THERE ARE NO ACTIVITIES FOR
                                   THE QUARTER, A REPORT INDICATING SUCH IS
                                   STILL REQUIRED TO BE SUBMITTED.
                              -    Wells Capital requires duplicate copies of
                                   trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform
                                   Compliance in writing . Use the REQUEST FOR
                                   DUPLICATE CONFIRMS form to submit your
                                   request to your brokers (with a cc to Wells
                                   Capital Compliance).
                              -    When opening or closing brokerage accounts,
                                   please notify Compliance in writing
                                   (quarterly) by using the ACKNOWLEDGMENT OF
                                   BROKERAGE ACCOUNTS form.

                              Forms relating to the Code of Ethics are available in the common drive under the Wells Cap-News/Risk Management/Code of Ethics folder.

III.3 PERSONAL SECURITIES     Prior approval must be obtained from the President
      TRANSACTIONS-EQUITY     or Director of Portfolio Management if the equity
      FUND MANAGERS           Fund Manager requests to sell a security in
                              his/her personal account when:

                              - The same security is held in an equity fund that is directly managed by the Fund Manager;

                              -    The Fund Manager is purchasing the same
                                   security in an equity fund where he/she is making investment decisions.

                              Wells Capital Compliance will review pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity fund holdings directly managed by the Fund Manager. Pre-clearance trades will be screened for blackout violations, other conflicts/trends, and quarter-end review of any 60-day rule violations.

III.4 POST-REVIEW             Wells Capital Compliance will match any broker
                              confirms/statements received to pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                              Employee transactions will also be screened for the following:
                               - SAME DAY TRADES: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.
                               - 7-DAY BLACKOUT PERIOD: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).
                               - SHORT-TERM TRADING PROFITS: Purchase/Sale, or vice versa, occurring within 60 days in the same security resulting in net profit. Advisory Representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.
                               -   OTHER POTENTIAL CONFLICTS: Certain
                                   transactions may also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.


III.5 PRE-CLEARANCE AND       The table below indicates pre-clearance and
      REPORTING REQUIREMENTS  reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

                                                                          QTRLY
                              SECURITY TYPE             PRE-CLEARANCE   REPORTING
                              -------------             -------------   ---------
                              Equity transactions*           Yes           Yes
                              Fixed Inc transactions         Yes           Yes
                              Wells Fargo stock              No            Yes
                              Open-ended MF
                              Close-ended MF                 Yes           Yes
                              Proprietary MF                 No            No
                              Exchged traded index fd        No            No
                              US Tsy/Agencies                No            No
                              Short term/cash equiv.         No            No
                              SPP/DRIPs- auto purch**        No            No

                              *INCLUDING OPTIONS.
                              **SALES OF STOCKS FROM SPP OR DRIPs: PLEASE NOTIFY WELLS CAPITAL COMPLIANCE IN WRITING OF THE SALE AND INCLUDE TRANSACTIONS IN YOUR QUARTERLY REPORTS.

III.6 CONFIDENTIALITY         All reports of personal securities transactions,
                              holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information will also be subject to review by appropriate Wells Capital personnel
                              (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or under court order.

III.7 ACKNOWLEDGMENT OF       All Advisory Representatives are required to
      BROKERAGE ACCOUNTS      submit a list all brokerage accounts as required
                              by the Code at the time of hire. In addition, employees are responsible for ensuring that new or closed accounts are communicated to Compliance quarterly. For reporting purposes, complete the ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS form.

III.8 INITIAL AND ANNUAL      All Advisory Representatives are required to
      HOLDINGS REPORT         report brokerage accounts and holdings (subject to
                              Code requirements) within 10 days of employment and annually. An Advisory Representative's broker statement will suffice in lieu of a separate initial or annual holdings report. It is the Advisory Representative's responsibility to ensure that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

IV RESTRICTIONS

The following are Wells Capital's restrictions on personal trading:

IV.1 RESTRICTED SECURITIES

             SECURITY TYPE                                   PURCHASE                                       SALE
------------------------------------------------------------------------------------------------------------------------------------
A.   S&P500 stocks

                                                            PERMITTED                     PERMITTED, subject to the following:

                                             Subject to one-day blackout during           -    One-day blackout during execution
                                             execution of client trades (except index          of client trades (except index
                                             program trades). MUST PRE-CLEAR.                  program trades). MUST PRE-CLEAR.
                                                                                          -    For large cap fund managers, prior
                                                                                               approval is required from the
                                                                                               President or Director of Portfolio
                                                                                               Management if the common security
                                                                                               is held in an equity fund managed
                                                                                               by them.
                                                                                          -    For large cap fund managers, prior
                                                                                               approval is required from the
                                                                                               President or Director of Portfolio
                                                                                               Management if the manager is
                                                                                               purchasing the common security in
                                                                                               an equity fund managed by them.

B.   Any security not included in the                                                     PERMITTED, subject to the following:
     S&P500 above and not defined as                        PERMITTED                     -    Pre-clearance requirements.
     "small cap" below.                                                                   -    For mid cap fund managers, prior
                                             Subject to pre-clearance requirements.            approval is required from the
                                                                                               President or Director of Portfolio
                                                                                               Management if the common security
                                                                                               is held in an equity fund managed
                                                                                               by them.
                                                                                          -    For mid cap fund managers, prior
                                                                                               approval is required from the
                                                                                               President or Director of Portfolio
                                                                                               Management if the manager is
                                                                                               purchasing the common security in
                                                                                               an equity fund managed by them.

C.   Any restricted  list security                                                        PERMITTED
     (and its associated option)                            PROHIBITED                    -    If security held prior to Wells
     defined as "small cap"                                                                    Capital employment and/or version
     (capitalization as defined by the                                                         9.99 of the Code, sale permitted
     holdings in Wells                                                                         subject to pre-clearance
     Capital-actively managed Small                                                            requirements.
     Cap funds including mutual funds,                                                    -    For small cap fund managers, prior
     DIFs and Collectives. Small cap                                                           approval is required from the
     holdings in Wells Capital-managed                                                         President or Director of Portfolio
     small cap index funds are                                                                 Management if the common security
     excluded from this list.                                                                  is held in an equity fund managed
                                                                                               by them.
                                                                                          -    For small cap fund managers, prior
                                                                                               approval is required from the
                                                                                               President or Director of Portfolio
                                                                                               Management if the manager is
                                                                                               purchasing the common security in
                                                                                               an equity fund managed by them.

D.   Any security issued by a Wells                                                       PERMITTED, subject to the following:
     Capital client                                         PROHIBITED                    -    If security held prior to Wells
                                                                                               Capital employment and/or version
                                                                                               9.99 of the Code, sales subject to
                                                                                               pre-clearance requirements.

E.   Automatic investment programs or
     direct stock purchase plans                            PERMITTED                     PERMITTED

                                             -    Subject to Code of Ethics reporting     -    Subject to Code of Ethics reporting
                                                  requirements                                 requirements

F.   Initial Public Offerings (IPOs)                                                      PERMITTED, ONLY
                                                            PROHIBITED                    -    If security held prior to Wells
(An IPO is a corporation's first                                                               Capital employment and/or version
offering of a security representing                                                            9.99 of the Code, sales subject to
shares of the company                                                                          pre-clearance

to the public)                                                                                 requirements.

G.   Private Placements                                                                   PERMITTED, ONLY
                                                            PROHIBITED                    -    If security held prior to Wells
(A private placement is an offer or sale                                                       Capital employment and/or version
of any security by a brokerage firm not                                                        9.99 of the Code, sales subject to
involving a public offering, for                                                               pre-clearance requirements.
example, a venture capital deal)

IV.2 SHORT-TERM               The purchase and sale and the short-sale and
     TRADING PROFITS          purchase, of the same security (or equivalent)
     (60-DAY TRADING RULE)    within 60 calendar days at a profit is PROHIBITED.
                                   -    This restriction applies without regard
                                        to tax lot considerations ;
                                   -    Exercised options are not restricted,
                                        however, purchases and sales of options
                                        occurring within 60 days resulting in
                                        profits are PROHIBITED;
                                   -    Exceptions require advance written
                                        approval from the firm's Chief
                                        Compliance Officer (or designee).

                              Profits from any sale before the 60-day period expires may require disgorgement. Please refer to "Penalties", section II of this Code, for additional details.

IV.3 BLACKOUT PERIODS         For securities in the S&P 500 stocks, a one-day
                              firm-wide blackout will apply if the issue is being traded on behalf of a client, at the time the pre-clear request is made. The blackout will not apply to trades of Wells Capital-managed Index funds.

                              All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

                              Blackout periods apply to both buy and sell transactions.

IV.4 INSIDER TRADING          Wells Capital considers information MATERIAL if
                              there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered
                              NON-PUBLIC when it has not been disseminated in a manner making it available to investors generally.
                              Information becomes PUBLIC once it is publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

                              Wells Capital generally defines INSIDER TRADING as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. INSIDER TRADING IS A VIOLATION OF FEDERAL SECURITIES LAWS, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                              TIPPING of material, non-public information is PROHIBITED. An Advisory Representative cannot trade, either personally or on behalf of others, while in possession of such information.

                              FRONT-RUNNING/SCALPING involves trading on the basis of non-public information regarding impending market transactions.

                              -    Trading ahead of, or "front-running," a
                                   client or proprietary mutual fund order in the same security; or
                              - Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

                              SCALPING occurs when an Advisory Representative purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

IV.5 INDEPENDENT RESEARCH     Wells Capital Management research analysts perform
                              independent credit analysis of issuers and submit the approved issuers to the Credit Committee for approval. The approved list of securities is available for all Portfolio Managers for their determination of suitability on investments for accounts they managed.

                              Compensation of the research analysts are not tied to any business or revenue generated by Wells Capital Management.

IV.6 GIFTS AND HOSPITALITY    Wells Capital, as a policy, follows Wells Fargo
                              Bank's policy regarding gifts and hospitality.
                              Please refer to WFB Employee Handbook for requirements.

IV.7 DIRECTORSHIPS AND OTHER  Wells Capital, as a policy, follows Wells Fargo
     OUTSIDE EMPLOYMENT       Bank's policy regarding directorships and other
                              outside employment. Please refer to WFB Employee
                              Handbook for requirements.

V REGULATORY REQUIREMENTS

V.1 INVESTMENT ADVISERS       The SEC considers it a violation of general
    ACT OF 1940 AND           antifraud provisions of federal securities laws
    INVESTMENT COMPANY        whenever an adviser, such as Wells Capital,
    ACT OF 1940               engages in fraudulent, deceptive or manipulative
                              conduct. As a fiduciary to client assets, Wells
                              Capital cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

V.2 REGULATORY CENSURES       The SEC can censure, place limitations on the
                              activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                              - Failure reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.
                              - However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if
                                   (a)  there have been established procedures,
                                        and a system for applying such
                                        procedures, which would reasonably be
                                        expected to prevent and detect, insofar
                                        as practicable, any such violation by
                                        such other person and
                                   (b)  such supervisor or manager has
                                        reasonably discharged the duties and
                                        obligations incumbent upon him/her by
                                        reason of such procedures and systems
                                        without reasonable cause to believe that such procedures and system were not being complied with.

VI ACKNOWLEDGMENT AND CERTIFICATION

          I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING. This Code is in addition to Wells Fargo's policy on BUSINESS CONDUCT AND ETHICS, as outlined in the Employee Handbook.

          In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

- Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

- Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

- Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

- Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

- Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

-    Trade on inside information;

- Trade ahead of or front-run any transactions for Wells Capital managed accounts;

-    Trade without obtaining the necessary pre-clearance.

          I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

          I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

          ANY EXCEPTIONS, WHERE APPLICABLE, ARE NOTED AS FOLLOWS:

          ______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_________


------------------------------                       ---------------------
Signature                                            Date


------------------------------
NAME (Print)

THE ACKNOWLEDGMENT AND CERTIFICATION FORM IS DUE 10 DAYS FROM DATE OF RECEIPT. SIGNED COPIES MUST BE SUBMITTED TO WELLS CAPITAL COMPLIANCE, MAC A0103-101.

VII FREQUENTLY ASKED QUESTIONS (FAQS)

1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

          PRE-CLEARANCE REQUESTS SHOULD BE SUBMITTED, VIA EMAIL, TO WELLSCAP RISK MGT, IN THE GLOBAL ADDRESS LIST. THIS ENSURES THAT SOMEONE IN THE COMPLIANCE GROUP CAN PROCESS THE REQUEST AT ALL TIMES. FOR SPECIFIC QUESTIONS OR CONCERNS REGARDING THE CODE, YOU MAY DIRECT YOUR INQUIRIES TO MONICA POON, OUR CHIEF COMPLIANCE OFFICER
          (poonmo@wellscap.com OR 415/396-7016)

          AT A MINIMUM, INDICATE WHETHER THE REQUEST IS FOR A BUY OR SELL AND INCLUDE THE NAME AND TICKER SYMBOL OF THE SECURITY/SECURITIES.

          REQUESTS CAN BE SUBMITTED BEGINNING 7:00 AM (PACIFIC) AND NO LATER THAN AN HOUR BEFORE THE CLOSE OF THE EQUITY MARKETS. PRE-CLEARED REQUESTS ARE ONLY GOOD FOR THE DAY.

2.   What is the submission deadline for Quarterly Trade Report?

          QUARTERLY TRADE REPORTS ARE DUE 10 CALENDAR DAYS AFTER THE END OF EACH QUARTER. IF THE 10TH DAY FALLS ON A WEEKEND OR A HOLIDAY, THE REPORT IS DUE THE BUSINESS DAY PRECEDING THE WEEKEND OR THE HOLIDAY. THE 10-DAY DEADLINE IS A REGULATORY REQUIREMENT. EMPLOYEES CAN ALSO COMPLETE AND SUBMIT THE TRADE REPORT TO COMPLIANCE WHEN THE TRADE IS EXECUTED WITHOUT WAITING FOR QUARTER END TO ENSURE TIMELY SUBMISSION.

3. Why are duplicate copies of confirms and statements required to be submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

          THIS IS A REGULATORY REQUIREMENT FROM A REPORT ISSUED BY THE SEC'S DIVISION OF INVESTMENT MANAGEMENT (IM). THE IM REPORT, AMONG OTHER THINGS, ENLISTED THE NASD TO ADOPT A RULE REQUIRING ITS MEMBERS TO NOTIFY A FUND OR AN INVESTMENT ADVISER WHENEVER AN EMPLOYEE OPENS AN ACCOUNT WITH AN NASD-MEMBER BROKER. UPON REQUEST OF THE FUND OR ADVISER, THE MEMBER BROKER IS REQUIRED TO TRANSMIT DUPLICATE COPIES OF THE EMPLOYEE'S TRADE CONFIRMS AND ACCOUNT STATEMENTS.

4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

          WELLS CAP AS INVESTMENT ADVISER IS REQUIRED TO OBTAIN PERSONAL SECURITIES TRANSACTION INFORMATION FROM EMPLOYEES. IN ORDER TO ENSURE COMPLIANCE WITH THE LAW, OUR POLICY REQUIRES EMPLOYEES TO COMPLETE THE QUARTERLY REPORTS IN CASE THAT WELLS CAPITAL HAVE NOT RECEIVED YOUR BROKERS' STATEMENT OR CONFIRMATIONS TIMELY. THE EMPLOYEE DOES NOT NEED TO COMPLETE A QUARTERLY TRADE REPORT IF: 1) EMPLOYEE PROVIDES A WEBSITE PRINTOUT OF TRANSACTION HISTORY FROM THE BROKER OR 2) EMPLOYEE CONFIRMS WITH COMPLIANCE EVERY QUARTER THAT WE HAVE YOUR BROKER STATEMENTS WITHIN 10 DAYS AFTER QUARTER END.

5.   Why are small cap issues restricted from employee purchases?

          BECAUSE OF THE VOLUME AND SIZE OF ORDERS THAT THE SMALL CAP FUNDS GENERATE, THIS POLICY ENSURES THAT ANY APPEARANCE OF CONFLICT (SUCH AS FRONT RUNNING AND SCALPING) IS AVOIDED. FOR THE PURPOSES

          OF WELLS CAPITAL'S CODE OF ETHICS, RESTRICTED "SMALL CAP" ISSUES ARE THOSE THAT ARE HELD BY WELLS CAPITAL-MANAGED SMALL CAP FUNDS, INCLUDING THE WF MUTUAL FUNDS, THE DIFS AND THE COLLECTIVES. RESTRICTED SMALL CAP ISSUES CANNOT BE PURCHASED BY WELLS CAPITAL EMPLOYEES UNTIL SUCH TIME THAT THE FUNDS ARE OUT OF THE SAME POSITIONS. THIS RESTRICTION COVERS NEW PURCHASES ONLY. IF YOU HELD A RESTRICTED STOCK BEFORE YOUR WELLS CAPITAL EMPLOYMENT OR BEFORE THE CODE WAS REVISED IN SEPT 1999, YOU CAN SELL YOUR POSITIONS (SUBJECT TO PRE-CLEAR REQUIREMENTS) BUT YOU CANNOT RE-PURCHASE OR ADD SHARES.

          ALL OTHER SMALL CAPITALIZATION ISSUES THAT ARE NOT OWNED BY THESE MANAGED SMALL CAP FUNDS CAN BE PURCHASED BY EMPLOYEES SUBJECT TO PRE-CLEARANCE AND REPORTING REQUIREMENTS.

6.   What is the 60-day rule and is it a regulatory requirement?

          THE 60-DAY RULE PROHIBITS EMPLOYEES FROM PROFITING FROM THE PURCHASE AND SALE, AND SHORT SALE AND PURCHASE, OF THE SAME SECURITIES WITHIN 60-DAYS.

          THIS IS NOT AN SEC REQUIREMENT BUT A TASKFORCE GUIDELINE INSTITUTED BY THE INVESTMENT COMPANY INSTITUTE (ICI), THE SELF-REGULATING ORGANIZATION FOR THE MUTUAL FUND INDUSTRY. SIMILARLY, AIMR ALSO HAS RECOMMENDED RESTRICTIONS ALONG THE SAME LINES. BECAUSE THE MUTUAL FUND BOARD APPROVES OUR CODE OF ETHICS AND EXPECTS US TO FOLLOW THE TASKFORCE GUIDELINES FROM THE ICI/AIMR, WE ARE CLOSELY BOUND BY THOSE RESTRICTIONS.

7.   What is the pre-clearance policy on option transactions?

          PURCHASE AND SALES OF OPTION CONTRACTS ARE SUBJECT TO THE PRE-CLEARANCE REQUIREMENTS. WHEN APPROVED OPTIONS ARE EXERCISED AUTOMATICALLY (I.E. EMPLOYEES HAVE NO CONTROL OVER WHEN THE OPTIONS ARE EXERCISED), PRE-CLEARANCE IS NOT REQUIRED. HOWEVER, IF THE EMPLOYEE CHOOSES TO EXERCISE THE OPTIONS, PRE-CLEARANCE IS REQUIRED AND WILL BE APPROVED ON A CASE-BY CASE BASIS. THE OBJECTIVE IS TO AVOID ANY APPEARANCE OF CONFLICTS OF INTEREST, ESPECIALLY IN INSTANCES WHEN THE SAME SECURITY IS BEING EXECUTED FOR MANAGED FUNDS.

8.   What types of trust accounts do I need to report?

          EMPLOYEES SHOULD REPORT AND PRE-CLEAR SECURITIES FOR THE FOLLOWING TYPES OF TRUST ACCOUNTS:

          A. ALL TRUST ACCOUNTS FOR WHICH THE ACCESS PERSON IS A TRUSTEE, OR BENEFICIARY WITH SOME DEGREE OF INVESTMENT POWER, AND
          B. REVOCABLE PERSONAL OR FAMILY TRUST ACCOUNTS FOR WHICH THE ACCESS PERSON IS A SETTLOR (PERSON CREATING THE TRUST).

          NOTE: EMPLOYEES DO NOT NEED TO REPORT THE FOLLOWING:

               (1) ANY BLIND OR IRREVOCABLE TRUSTS WHERE THE ACCESS PERSON IS A BENEFICIARY WITHOUT ANY INVESTMENT CONTROL.

9. If I have a financial planner or consultant who has investment discretion over my accounts, do I need to report such accounts and pre-clear?

          YES, BECAUSE THE EMPLOYEE CAN DIRECTLY OR INDIRECTLY INFLUENCE OR CONTROL OVER THE BUYING OR SELLING OF SECURITIES IN SUCH ACCOUNTS. IN CASES WHERE THE FINANCIAL PLANNER OR CONSULTANT IS SENDING A PRE-CLEARANCE REQUEST ON BEHALF OF THE EMPLOYEE, IT IS THE EMPLOYEE'S RESPONSIBILITY TO ENSURE THAT:

          A. THE FINANCIAL PLANNER OR CONSULTANT IS FULLY AWARE OF WELLS CAPITAL MANAGEMENT'S PRE-CLEARANCE POLICY.

          B. PRE-CLEARANCE APPROVAL IS RECEIVED FROM COMPLIANCE PRIOR TO FINANCIAL PLANNER OR CONSULTANT EXECUTING THE TRADE.

THE ONLY EXCEPTION IS WHEN THE EMPLOYEE IS PARTICIPATING IN A WRAP PROGRAM IN WHICH THE EMPLOYEE HAS ABSOLUTELY NO CONTROL OVER THE INVESTMENT DECISION MADE BY THE FINANCIAL PLANNER OR CONSULTANT.